                     AMENDED AND RESTATED

                  SERVICE PLAN AND AGREEMENT

                             with

              OppenheimerFunds Distributor, Inc.

                     For Class A Shares of

            Oppenheimer Main Street Small Cap Fund(R)

This  Amended and  Restated  SERVICE  PLAN AND  AGREEMENT  (the
"Plan")  is dated as of the 26th  day of  April,  2004,  by and between  Oppenheimer  Main Street  Small Cap Fund (the  "Fund")
and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the Fund's  written  service plan
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for its Class A Shares  described  in the  Fund's  registration statement as of the date this Plan takes  effect,  contemplated by and to comply  with Rule  2830 of the  Conduct  Rules of the
NASD,   pursuant   to  which  the  Fund  will   reimburse   the
Distributor  for a portion of its costs  incurred in connection with  the  personal  service  and  maintenance  of  shareholder accounts  ("Accounts")  that hold Class A Shares (the "Shares")
of  the  Fund.   The  Fund  may  be  deemed  to  be  acting  as
distributor  of securities of which it is the issuer,  pursuant to Rule 12b-1  under the  Investment  Company  Act of 1940 (the
"1940  Act"),   according  to  the  terms  of  this  Plan.  The
Distributor is authorized  under the Plan to pay  "Recipients,"
as  hereinafter  defined,  for  rendering  services and for the maintenance  of  Accounts.  Such  Recipients  are  intended  to have certain  rights as  third-party  beneficiaries  under this
Plan.

2.    Definitions.  As used in this Plan,  the following  terms
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shall have the following meanings:

      (a)   "Recipient"  shall mean any  broker,  dealer,  bank
      or other  institution  which:  (i) has rendered  services
      in connection  with the personal  service and maintenance
      of  Accounts;  (ii) shall  furnish  the  Distributor  (on
      behalf  of  the  Fund)  with  such   information  as  the
      Distributor  shall  reasonably  request  to  answer  such
      questions  as may  arise  concerning  such  service;  and
      (iii) has been  selected  by the  Distributor  to receive
      payments    under   the   Plan.    Notwithstanding    the
      foregoing,  a majority  of the Fund's  Board of  Trustees
      (the  "Board")  who  are  not  "interested  persons"  (as
      defined  in the  1940  Act)  and who  have no  direct  or
      indirect  financial  interest  in the  operation  of this
      Plan or in any  agreements  relating  to this  Plan  (the
      "Independent  Trustees")  may remove any broker,  dealer,
      bank  or  other  institution  as a  Recipient,  whereupon
      such  entity's   rights  as  a  third-party   beneficiary
      hereof shall terminate.

      (b)   "Qualified   Holdings"   shall  mean,   as  to  any
      Recipient,  all Shares  owned  beneficially  or of record
      by: (i) such  Recipient,  or (ii) such brokerage or other
      customers,  or  investment  advisory or other  clients of
      such   Recipient   and/or   accounts  as  to  which  such
      Recipient is a fiduciary  or  custodian  or  co-fiduciary
      or co-custodian (collectively,  the "Customers"),  but in
      no event  shall any such  Shares be deemed  owned by more
      than one  Recipient  for  purposes  of this Plan.  In the
      event  that  two  entities  would  otherwise  qualify  as
      Recipients  as to the same Shares,  the  Recipient  which
      is the  dealer  of record on the  Fund's  books  shall be
      deemed the  Recipient  as to such Shares for  purposes of
      this Plan.

3.    Payments.
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      (a)   Under the Plan,  the Fund  will  make  payments  to
      the Distributor,  within  forty-five (45) days of the end
      of each  calendar  quarter,  in the  amount of the lesser
      of: (i) 0.25% on an annual  basis of the  average  during
      the  calendar  quarter of the  aggregate  net asset value
      of  the  Shares,   computed  as  of  the  close  of  each
      business day, or (ii) the  Distributor's  actual expenses
      under the Plan for that  quarter of the type  approved by
      the  Board.   Notwithstanding  the  foregoing,  the  Fund
      will not make  payments to the  Distributor  in excess of
      the  amount  the  Distributor  pays  to  Recipients.  The
      Distributor  will use such fee received  from the Fund in
      its  entirety  to   reimburse   itself  for  payments  to
      Recipients  and for its other  expenditures  and costs of
      the type  approved by the Board  incurred  in  connection
      with the  personal  service and  maintenance  of Accounts
      including,  but not  limited to, the  services  described
      in the  following  paragraph.  The  Distributor  may make
      Plan payments to any  "affiliated  person" (as defined in
      the  1940  Act) of the  Distributor  if  such  affiliated
      person qualifies as a Recipient.

            The  services  to be  rendered  by the  Distributor
      and  Recipients in connection  with the personal  service
      and the  maintenance  of Accounts may include,  but shall
      not be  limited  to,  the  following:  answering  routine
      inquiries from the Recipient's  customers  concerning the
      Fund,   providing  such  customers  with  information  on
      their   investment   in   Shares,    assisting   in   the
      establishment    and    maintenance    of   accounts   or
      sub-accounts  in the Fund,  making the Fund's  investment
      plans  and  dividend  payment  options   available,   and
      providing  such other  information  and customer  liaison
      services   and  the   maintenance   of  Accounts  as  the
      Distributor  or the Fund may reasonably  request.  It may
      be  presumed  that  a  Recipient  has  provided  services
      qualifying  for  compensation  under  the  Plan if it has
      Qualified  Holdings  of Shares to entitle it to  payments
      under  the   Plan.   In  the  event   that   either   the
      Distributor  or the Board  should  have reason to believe
      that,  notwithstanding  the level of Qualified  Holdings,
      a Recipient  may not be rendering  appropriate  services,
      then  the  Distributor,  at the  request  of  the  Board,
      shall require the  Recipient to provide a written  report
      or other  information  to verify that said  Recipient  is
      providing  appropriate  services in this  regard.  If the
      Distributor   still  is  not   satisfied,   it  may  take
      appropriate  steps to terminate  the  Recipient's  status
      as such under the Plan,  whereupon  such entity's  rights
      as a third-party beneficiary hereunder shall terminate.

            Payments  received  by  the  Distributor  from  the
      Fund  under  the  Plan  will  not  be  used  to  pay  any
      interest  expense,  carrying  charges or other  financial
      costs, or allocation of overhead by the  Distributor,  or
      for  any  other  purpose  other  than  for  the  payments
      described  in this  Section 3. The amount  payable to the
      Distributor  each  quarter  will be reduced to the extent
      that reimbursement  payments otherwise  permissible under
      the Plan have not been  authorized  by the Board for that
      quarter.  Any  unreimbursed  expenses  incurred  for  any
      quarter  by  the  Distributor  may  not be  recovered  in
      later periods.

(b)   The  Distributor  shall make  payments  to any  Recipient
      quarterly,  within  forty-five  (45)  days  of the end of
      each calendar  quarter,  at a rate not to exceed 0.25% on
      an  annual  basis  of the  average  during  the  calendar
      quarter of the  aggregate  net asset  value of the Shares
      computed  as of  the  close  of  each  business  day,  of
      Qualified  Holdings  owned  beneficially  or of record by
      the  Recipient  or by its  Customers.  However,  no  such
      payments  shall  be made to any  Recipient  for any  such
      quarter in which its  Qualified  Holdings do not equal or
      exceed,  at the end of such quarter,  the minimum  amount
      ("Minimum  Qualified  Holdings"),  if any, to be set from
      time to time by a majority of the Independent Trustees.

            Alternatively,  the  Distributor  may,  at its sole
      option,  make the  following  service fee payments to any
      Recipient  quarterly,  within forty-five (45) days of the
      end of each calendar  quarter:  (A) "Advance  Service Fee
      Payments"  at a rate not to exceed  0.25% of the  average
      during the calendar  quarter of the  aggregate  net asset
      value of  Shares,  computed  as of the close of  business
      on the day such Shares are sold,  constituting  Qualified
      Holdings,  sold by the Recipient  during that quarter and
      owned  beneficially  or of record by the  Recipient or by
      its  Customers,  plus (B) service fee  payments at a rate
      not to  exceed  0.25% on an annual  basis of the  average
      during the calendar  quarter of the  aggregate  net asset
      value  of  Shares,  computed  as of  the  close  of  each
      business  day,  constituting   Qualified  Holdings  owned
      beneficially  or of  record  by the  Recipient  or by its
      Customers  for a period  of more  than one (1)  year.  At
      the  Distributor's  sole  option,   Advance  Service  Fee
      Payments  may be made  more  often  than  quarterly,  and
      sooner  than  the  end of the  calendar  quarter.  In the
      event  Shares are  redeemed  less than one year after the
      date such Shares were sold,  the  Recipient  is obligated
      to and will  repay the  Distributor  on demand a pro rata
      portion of such Advance  Service Fee  Payments,  based on
      the  ratio of the time such  Shares  were held to one (1)
      year.

            A majority of the  Independent  Trustees may at any
      time  or  from  time to time  increase  or  decrease  and
      thereafter  adjust  the  rate  of  fees to be paid to the
      Distributor  or to any  Recipient,  but not to exceed the
      rate set forth  above,  and/or  increase or decrease  the
      number   of   shares   constituting   Minimum   Qualified
      Holdings.  The  Distributor  shall notify all  Recipients
      of  the  Minimum  Qualified  Holdings  and  the  rate  of
      payments  hereunder  applicable to Recipients,  and shall
      provide  each   Recipient   with  written  notice  within
      thirty  (30) days after any  change in these  provisions.
      Inclusion  of  such   provisions  or  a  change  in  such
      provisions  in  a  revised   current   prospectus   shall
      constitute sufficient notice.

      (c)   Under   the   Plan,   payments   may  be   made  to
      Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI") from
      its own  resources  (which may  include  profits  derived
      from the  advisory  fee it  receives  from the Fund),  or
      (ii) by the  Distributor (a subsidiary of OFI),  from its
      own resources.

4.    Selection  and  Nomination  of Trustees.  While this Plan
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is in effect,  the  selection  or  replacement  of  Independent
Trustees  and the  nomination  of those  persons to be Trustees of the  Fund  who  are not  "interested  persons"  of the  Fund shall  be  committed  to  the  discretion  of  the  Independent
Trustees.   Nothing   herein  shall  prevent  the   Independent
Trustees  from  soliciting  the  views  or the  involvement  of others in such  selection or nomination  if the final  decision
on  any  such   selection  and  nomination  is  approved  by  a
majority of the incumbent Independent Trustees.

5.    Reports.  While  this Plan is in  effect,  the  Treasurer
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of the Fund shall provide at least  quarterly a written  report to the Fund's  Board for its review,  detailing  the  aggregate
amount  of  payments   made  pursuant  to  this  Plan  and  the
purposes  for which the  payments  were made.  The report shall state  whether  all  provisions  of Section 3 of this Plan have been complied with.  The  Distributor  shall  annually  certify to the Board the  amount of its total  expenses  incurred  that year with respect to the personal  service and  maintenance  of
Accounts in  conjunction  with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any agreement  related to this Plan
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shall  be  in  writing  and  shall  provide   that:   (i)  such
agreement  may be terminated  at any time,  without  payment of
any  penalty,   by  vote  of  a  majority  of  the  Independent
Trustees  or by a  vote  of the  holders  of a  "majority"  (as defined  in the  1940  Act) of the  Fund's  outstanding  voting securities  of the Class,  on not more than sixty days  written
notice  to  any  other  party  to  the  agreement;   (ii)  such
agreement  shall  automatically  terminate  in the event of its
"assignment"  (as  defined in the 1940 Act);  (iii) it shall go into  effect  when  approved  by a vote  of the  Board  and its
Independent  Trustees  cast in person at a meeting  called  for the  purpose  of voting on such  agreement;  and (iv) it shall, unless  terminated as herein provided,  continue in effect from year to year only so long as such  continuance is  specifically approved  at least  annually  by the Board and its  Independent
Trustees  cast in person at a meeting  called  for the  purpose of voting on such continuance.

7.    Effectiveness,    Continuation,    Termination    and
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Amendment.  This  Plan  has  been  approved  by a  vote  of the
Independent  Trustees  cast in person  at a  meeting  called on
April  26,  2004  for the  purpose  of  voting  on  this  Plan.
Unless  terminated as hereinafter  provided,  it shall continue in effect  until  renewed by the Board in  accordance  with the
Rule and  thereafter  from  year to year  thereafter  or as the
Board   may   otherwise   determine   only   so  long  as  such
continuance is  specifically  approved at least annually by the
Board  and its  Independent  Trustees  by a vote cast in person at  a  meeting  called  for  the  purpose  of  voting  on  such continuance.  This Plan may be  terminated  at any time by vote of a majority  of the  Independent  Trustees  or by the vote of the  holders of a  "majority"  (as  defined in the 1940 Act) of the  Fund's  outstanding  voting  securities  of Class A.  This
Plan may not be amended to  increase  materially  the amount of
payments   to  be  made   without   approval  of  the  Class  A
Shareholders,  in the manner  described above, and all material amendments  must be  approved by a vote of the Board and of the
Independent Trustees.

8.    Disclaimer  of  Shareholder  and Trustee  Liability.  The
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Distributor  understands  that  the  obligations  of  the  Fund
under  this  Plan  are  not   binding   upon  any   Trustee  or
shareholder  of the Fund  personally,  but  bind  only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the  provisions  of the  Declaration  of Trust of the Fund  disclaiming  shareholder  and Trustee  liability  for acts or obligations of the Fund.

                              Oppenheimer Main Street Small Cap Fund(R)

                              By:   _____________________
                                     Robert G. Zack
                                     Vice President and Secretary

                              OppenheimerFunds Distributor, Inc.

                              By:    _____________________
                                    James H. Ruff
                                    President